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                                                                    Exhibit 99.5


                                     CONSENT





September 25, 2001




     The undersigned hereby consents to being appointed a member of the Board of Directors of Pharmacopeia, Inc.



                                             Sincerely,


                                             /s/ DAVID W. MARTIN, JR.